Exhibit 99.1

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Executive Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS FIRST QUARTER NET INCOME OF $1.1 MILLION

FORT WAYNE, INDIANA – APRIL 26, 2012 –Tower Financial Corporation (NASDAQ: TOFC) reported quarterly net income of $1.1 million or $0.22 per diluted share for the first quarter of 2012, compared with net income of $783,000 or $0.16 per diluted share, reported for the first quarter of 2011.

Our first quarter highlights include:

•	Fourth consecutive quarter with earnings in excess of $1.0 million.

•	Our tangible capital grew to $63.4 million, an increase of 2.1 percent. Our tangible book value is now $13.06 per share, which represents the highest total in our history.

•	Trust and brokerage assets under management grew by $45 million, or 7.6 percent; and were $639.6 million as of March 31, 2012.

•
Health Savings Accounts (“HSA’s”) grew by $15.5 million, or 23.8 percent during the first quarter and were $80.6 million as of March 31, 2012.  The number of accounts has grown to approximately 45,000, an increase of 23.5 percent from March 31, 2011.

“We continue to be encouraged by the growing consistency of our earnings, the improvement in asset quality and related costs, and our overall performance across all business units. As a result,  we can now focus on building our core earnings and once again consider pursuing growth opportunities.” stated Michael D. Cahill, President and CEO.

Capital
The Company’s regulatory capital ratios continue to remain significantly above the “well-capitalized” levels of 6 percent for tier 1 capital and 10 percent for total risk-based capital.  Tier 1 capital at March 31, 2012, increased to 14.7 percent, compared to 13.9 percent at December 31, 2011.  Total risk-based capital at March 31, 2012, increased to 15.99 percent, compared to 15.2 percent at December 31, 2011.  Our leverage capital grew to 11.1 percent at March 31, 2012, more than double the regulatory requirement of 5 percent to be considered “well-capitalized”.

The following table shows the current capital position as of March 31, 2012 in both dollars and percentages, compared to the minimum amounts required per regulatory standards for “well-capitalized” institutions.

Minimum Dollar Requirements	Regulatory	Tower
($000's omitted)	Minimum (Well-Capitalized)	3/31/12	Excess
Tier 1 Capital / Risk Assets	$30,316	$74,467	$44,151

Total Risk Based Capital / Risk Assets	$50,527	$80,817	$30,290

Tier 1 Capital / Average Assets (Leverage)	$33,440	$74,467	$41,027

Minimum Percentage Requirements	Regulatory	Tower
	Minimum (Well-Capitalized)	3/31/12
Tier 1 Capital / Risk Assets	6% or more	14.74%

Total Risk Based Capital / Risk Assets	10% or more	15.99%

Tier 1 Capital / Quarterly Average Assets	5% or more	11.13%

Asset Quality
Our nonperforming assets were $18.5 million, or 2.8 percent of total assets as of March 31, 2012. This compares with $ 16.0 million, or 2.3 percent of total assets at December 31, 2011 and $22.9 million, or 3.4 percent of total assets at March 31, 2011.  Our net charge-offs were $1.0 million for the first quarter of 2012, or 0.9 percent of average loan outstandings for the quarter.  This compares to net charge-offs of $1.6 million, or 1.4 percent of average loans for the fourth quarter of 2011 and $1.8 million, or 1.5 percent of average loans for the first quarter of 2011.  Net charge-offs during the first quarter related primarily to one loan relationship.  Our loan loss provision for the first quarter of 2012 was $750,000 compared to $975,000 for the fourth quarter of 2011 and $1.2 million for the first quarter of 2011.

The current and historical breakdown of our non-performing assets is as follows:

($000's omitted)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Non-Accrual loans
Commercial	7,213	5,020	5,978	5,983	7,338
Acquisition & Development	3,268	2,134	2,464	1,802	3,305
Commercial Real Estate	1,515	977	1,078	1,233	1,443
Residential Real Estate	1,630	551	393	645	652
Home Equity	748	-	-	-	-
Total Non-accrual loans	14,374	8,682	9,913	9,663	12,738
Trouble-debt restructered (TDR)	-	1,805	1,810	1,822	2,119
OREO	2,878	3,129	3,827	3,729	4,741
Deliquencies greater than 90 days	902	2,007	1,028	2,123	2,873
Impaired Securities	314	331	332	386	402

Total Non-Performing Assets	18,468	15,954	16,910	17,723	22,873

Allowance for Loan Losses (ALLL)	9,108	9,408	10,065	12,017	11,908

ALLL / Non-accrual loans	63.4%	108.4%	101.5%	124.4%	93.5%

Classified Assets	28,759	28,108	35,475	41,598	46,027

The two loan relationships that were classified as a trouble-debt restructure (“TDR”) in the fourth quarter of 2011 were all taken to non-accrual status during the first quarter and are included in the non-accrual loan balances shown above.

Our delinquencies greater than 90 days have decreased by $1.1 million from the fourth quarter of 2011.  The decrease is primarily due to a residential real estate loan of $1.2 million and a $145,000 commercial real estate loan moving to non-accrual.  The category consists of two commercial loans totaling $341,000, three residential first mortgages totaling $450,000, and several consumer loans totaling $111,000.

Our non-accrual commercial and industrial loan category increased by $2.2 million during the first quarter of 2012.  The primary reason for the increase was the addition of five new loans totaling $2.4 million offset by payments received of $180,000. Of the five new loans, one loan made up 75% of the total.  At March 31, 2012, there were thirteen relationships within this category, and five of those relationships comprised 79.6 percent of the total.

Our non-accrual commercial real estate category increased by $538,000 during the first quarter due to the addition of two new relationships totaling $633,000 offset by payments received of $95,000.  This category was comprised of five relationships as of March 31, 2012, of which three relationships comprised 82.0 percent of the balance.

Our non-accrual acquisition and development category increased by $1.1 million during the first quarter of 2012.  The increase was due to the addition of two relationships totaling $1.3 million, which were previously on the classified asset list.  The additions were offset by payments of $180,000.  There are five relationships in this category as of December 31, 2011 with three relationships making up 74.1 percent of the total.

Our non-accrual residential category increased by $1.1 million during the first quarter of 2012 due to the addition of one loan.  Offsetting the increase was a charge-off of $30,000 on one note and another note totaling $65,000 moved back to accrual status as a result of payments becoming current. This category is comprised of six relationships with one relationship being 72.0 percent of the total.

Our non-accrual home equity category increased by $748,000 and is comprised of two home equity loans that were added to non-accrual status during the first quarter of 2012.

Our Other Real Estate Owned (“OREO”) decreased by $251,000 during the first quarter primarily due to valuation adjustments resulting from updated appraisals on three properties.

Classified assets are comprised of substandard and non-accrual loans, along with impaired investments and OREO.    While we had a large increase in non-accrual loans during the first quarter, our total classified assets only increased by $651,000, as the majority of our new non-accruals were already on the classified list at December 31, 2011.  Classified assets totaled $28.8 million at March 31, 2012, and now comprise 35.2 percent of Tier 1 capital plus ALLL.

The allowance for loan losses decreased $300,000 during the first quarter of 2012 and was 1.99 percent of total loans at March 31, 2012, a decrease from 2.03 percent at December 31, 2011 and from 2.43 percent at March 31, 2011.  The decrease from December 31, 2011was the net result of loan loss provision of $750,000, offset by $1.1 million of net charge-offs.

Balance Sheet
Company assets were $649.3 million at March 31, 2012, a decrease of $51.3, or 7.3 percent from December 31, 2011.  The significant decrease stems from two large December short-term deposits that increased our balance sheet by approximately $48 million as of the end of the year.  As described in our fourth quarter earnings release and annual report on form 10-K, these deposits were short-term in nature and, as expected, left the Bank by the end of January 2012.  Taking these short-term deposits into account, our assets decreased by approximately $3.3 million during the first quarter of 2012.  The decrease was primarily the result of a $5.3 million decrease in our loans outstanding, offset by an increase of $1.5 million in residential mortgage loans held for sale.

Our total loans at March 31, 2012 were $457.3 million, compared to $462.6 million at December 31, 2011.  The decrease in loans came in almost all categories, as the commercial & industrial portfolio decreased by $1.8 million, the commercial real estate portfolio decreased by $2.3 million, the consumer portfolio decreased by $1.3 million, and the home equity portfolio decreased by $944,000.  These decreases were offset by an increase of $1.0 million in our residential mortgage portfolio.

Our securities available for sale at March 31, 2012 were $129.1 million, a slight increase of $517,000 from December 31, 2011.   Sales within our investment portfolio generated $35,000 of gains during the first quarter of 2012.  Securities available for sale now comprise 19.9 percent of total assets as we continue to expand our investment portfolio to enhance liquidity and yield opportunities, bring more structure to our balance sheet asset allocation, and offset loan growth challenges within the local economy.

Our total deposits at March 31, 2012 were $552.2 million compared to $602.0 million at December 31, 2011.  As described above, we received two large, short-term, deposits of approximately $48 million in December 2011 that increased our deposit totals.  Therefore, our adjusted deposits at December 31, 2011 were approximately $554.0 million.  Excluding these short-term deposits, our deposit portfolio decreased by approximately $1.8 million during the first quarter.  The decrease was due to the $19.3 million decrease in brokered certificates of deposit, a $6.0 million decrease in local certificates of deposits, and a $21.8 million decrease in non-interest bearing checking accounts.  These decreases were offset by an increase in interest-bearing checking accounts of $40.0 million, led by our Health Savings Accounts increases of $15.5 million and $24.0 million that were transferred from non-interest bearing checking to our new interest-bearing business checking account product; a $2.3 million increase in savings accounts, and a $2.9 million increase in money market accounts.  Our core deposits at March 31, 2012 were $445.6 million and comprised 80.7 percent of total deposits.  Our cost of interest-bearing deposits was 0.88 percent for the first quarter of 2012, a reduction from the 0.92 percent posted for the fourth quarter of 2011.

Our borrowings were $27.5 million at March 31, 2012 and were comprised of $17.5 million in trust preferred debt and $10.0 million in fixed term borrowings from the Federal Home Loan Bank of Indianapolis (“FHLBI”).  We paid off $2.0 million of term debt with the FHLBI during the first quarter.  Another $5.0 million matures in May 2012, while the remainder doesn’t mature until 2013.

Shareholders' equity was $63.4 million at March 31, 2012, an increase of 2.1 percent from the $62.1 million reported at December 31, 2011.  Affecting the year to date increase in stockholders’ equity was net income of $1.1 million, $8,000 of additional paid in capital from the accounting treatment for stock options and restricted stock vesting, and an increase of $181,000 in unrealized gains, net of tax, on securities available for sale.  Currently, we have 4,853,136 common shares outstanding.

Operating Statement
Our total revenue, consisting of net interest income and noninterest income, was $7.4 million for the first quarter of 2012, a decrease of $340,000 from the fourth quarter of 2011.  First quarter of 2012 net interest income was $5.4 million a decrease of $300,000 from the fourth quarter of 2011.  The decrease in our net interest income was the result of a 14 basis point decline in our net interest margin.  The decrease in net interest income was the result of the acceleration of $94,000 of prepaid fees due to the prepayment of $9.8 million in brokered certificates of deposit.  We utilized excess cash on our balance sheet to retire these brokered certificates of deposit early, and will save approximately $20,000 per month in interest expense on these funds.  Additionally, we placed $6.2 million of loans on non-accrual status during the quarter, which resulted in the reversal of $120,000 in interest income during the first quarter of 2012.  Without the interest reversals and prepaid fees mentioned above, the net interest margin for the first quarter would have been 3.89 percent.  The yield on earnings assets for the first quarter of 2012 was 4.6 percent, compared to 4.8 percent for the fourth quarter of 2011.  The cost of funds for the first quarter of 2012 was 1.02 percent, compared to 1.07% for the fourth quarter of 2012.  On March 1, 2012, our $9.0 million trust preferred note converted to a floating rate, which currently saves us approximately $34,000 of interest expense per month.  Both of our trust preferred notes now carry floating rates.

Non-interest income was $2.0 million for the first quarter of 2012, which represented 27.1 percent of total revenue.  This is a decrease of $43,000 from the fourth quarter of 2011.  The decrease is the net result of a $103,000 decrease in trust and brokerage fees, offset by an increase of $60,000 in merchant card and other fees.  The decrease in trust fees relates primarily to the timing of estate fees that were earned during the fourth quarter of 2011 versus levels billed in the first quarter of 2012.  Trust and brokerage assets under management grew from $594.6 million at December 31, 2011, to $639.6 million at March 31, 2012, an increase of 7.6 percent.  All other fee categories remained relatively flat quarter over quarter.

Non-interest expenses were $5.3 million, a decrease of $580,000 from the fourth quarter of 2011.  The decrease was primarily the result of the declines in the following categories; employment expenses declined by $354,000, occupancy and equipment declined by $49,000, business development declined by $17,000, professional expenses declined by $40,000, and OREO expenses declined by $161,000.  These decreases were offset slightly by an increase in processing expense of $48,000 stemming from normal one-time annual charges that typically occur during the first quarter of each year.  $245,000 of the $354,000 decrease in employment expenses relates to the Long-term incentive plan accrual that was earned and recorded during the fourth quarter of 2011.  Salary expenses declined by $35,000 from the fourth quarter of 2011.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary; Tower Bank & Trust Company (Tower Bank), a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank also markets under the HSA Authority brand, which provides Health Savings Accounts to clients in 48 states.  Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that, by their nature, are predictive and are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about our company.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, speak only as of this date, and involve risks and uncertainties related to our banking business, or to general business and economic conditions that may affect our business, which may cause actual results to turn out differently. More detailed information about such risks and uncertainties may be found in our most recent Annual Report on Form 10-K, or, if applicable, in subsequently filed Forms 10-Q quarterly reports, under the captions “Forward-Looking Statements” and “Risk Factors,” which we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.

Tower Financial Corporation
Consolidated Balance Sheets
At March 31, 2012 and December 31, 2011

	(unaudited) March 31 2012	December 31 2011
ASSETS
Cash and due from banks	$16,002,548	$60,753,268
Short-term investments and interest-earning deposits	2,154,510	3,260,509
Federal funds sold	1,960,233	3,258,245
Total cash and cash equivalents	20,117,291	67,272,022

Interest bearing deposits	450,000	450,000
Securities available for sale, at fair value	129,136,476	128,619,951
FHLBI and FRB stock	3,807,700	3,807,700
Loans Held for Sale	6,420,341	4,930,368

Loans	457,260,271	462,561,174
Allowance for loan losses	(9,108,448)	(9,408,013)
Net loans	448,151,823	453,153,161

Premises and equipment, net	9,106,481	9,062,817
Accrued interest receivable	2,309,035	2,675,870
Bank Owned Life Insurance	17,228,902	17,084,858
Other Real Estate Owned	2,877,591	3,129,231
Prepaid FDIC Insurance	1,315,344	1,551,133
Other assets	8,422,467	8,944,145

Total assets	$649,343,451	$700,681,256

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$99,985,755	$169,757,998
Interest-bearing	452,205,173	432,278,838
Total deposits	552,190,928	602,036,836

Fed Funds Purchased	-	-
Federal Home Loan Bank advances	10,000,000	12,000,000
Junior subordinated debt	17,527,000	17,527,000
Accrued interest payable	2,327,717	2,148,424
Other liabilities	3,924,087	4,871,924
Total liabilities	585,969,732	638,584,184

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; 4,918,136 shares issued; and 4,853,136 shares outstanding at March 31, 2012 and December 31, 2011	44,550,826	44,542,795
Treasury stock, at cost, 65,000 shares at March 31, 2012 and December 31, 2011	(884,376)	(884,376)
Retained earnings	16,158,095	15,070,115
Accumulated other comprehensive income (loss), net of tax of $1,828,362 at March 31, 2012 and $1,735,307 at December 31, 2011	3,549,174	3,368,538
Total stockholders' equity	63,373,719	62,097,072

Total liabilities and stockholders' equity	$649,343,451	$700,681,256

Tower Financial Corporation
Consolidated Statements of Operations
For the three months ended March 31, 2012 and 2011
(unaudited)

	For the Three Months Ended		For the Three Months ended
	31-Mar		31-Mar
	2012	2011	2012	2011
Interest income:
Loans, including fees	$5,642,745	$6,288,964	$5,642,745	$6,288,964
Securities - taxable	499,986	575,561	499,986	575,561
Securities - tax exempt	485,675	396,970	485,675	396,970
Other interest income	22,548	14,262	22,548	14,262
Total interest income	6,650,954	7,275,757	6,650,954	7,275,757
Interest expense:
Deposits	1,013,818	1,361,146	1,013,818	1,361,146
Fed Funds Purchased	7	189	7	189
FHLB advances	47,012	72,071	47,012	72,071
Trust preferred securities	177,942	199,353	177,942	199,353
Total interest expense	1,238,779	1,632,759	1,238,779	1,632,759

Net interest income	5,412,175	5,642,998	5,412,175	5,642,998
Provision for loan losses	750,000	1,220,000	750,000	1,220,000

Net interest income after provision for loan losses	4,662,175	4,422,998	4,662,175	4,422,998

Noninterest income:
Trust and brokerage fees	944,660	884,000	944,660	884,000
Service charges	293,073	290,850	293,073	290,850
Mortgage banking income	230,056	108,388	230,056	108,388
Gain/(Loss) on sale of securities	34,598	58,669	34,598	58,669
Net debit card interchange income	203,856	131,679	203,856	131,679
Bank owned life insurance income	144,044	130,482	144,044	130,482
Impairment on AFS securities	-	(124,999)	-	(124,999)
Other fees	165,458	168,144	165,458	168,144
Total noninterest income	2,015,745	1,647,213	2,015,745	1,647,213

Noninterest expense:
Salaries and benefits	2,791,953	2,559,082	2,791,953	2,559,082
Occupancy and equipment	628,353	619,606	628,353	619,606
Marketing	96,197	89,784	96,197	89,784
Data processing	371,053	309,305	371,053	309,305
Loan and professional costs	331,415	361,442	331,415	361,442
Office supplies and postage	70,399	48,947	70,399	48,947
Courier service	57,741	53,724	57,741	53,724
Business Development	120,892	90,619	120,892	90,619
Communication Expense	60,786	46,376	60,786	46,376
FDIC Insurance Premiums	245,492	506,848	245,492	506,848
OREO Expenses	258,245	191,920	258,245	191,920
Other expense	216,421	215,054	216,421	215,054
Total noninterest expense	5,248,947	5,092,707	5,248,947	5,092,707

Income/(loss) before income taxes/(benefit)	1,428,973	977,504	1,428,973	977,504
Income taxes expense/(benefit)	340,993	194,861	340,993	194,861

Net income/(loss)	$1,087,980	$782,643	$1,087,980	$782,643
Less: Preferred Stock Dividends	-	-	-	-
Net income/(loss) available to common shareholders	$1,087,980	$782,643	$1,087,980	$782,643

Basic earnings/(loss) per common share	$0.22	$0.16	$0.22	$0.16
Diluted earnings/(loss) per common share	$0.22	$0.16	$0.22	$0.16
Average common shares outstanding	4,853,136	4,754,892	4,853,136	4,754,892
Average common shares and dilutive potential common shares outstanding	4,853,136	4,852,761	4,853,136	4,852,761

Total Shares outstanding at end of period	4,853,136	4,827,843	4,853,136	4,827,843
Dividends declared per common share	$-	$-	$-	$-

Tower Financial Corporation
Consolidated Financial Highlights

(unaudited)

										Year-To-Date
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2012	2011	2011	2011	2011	2010	2010	2010	2010	2012	2011

EARNINGS
Net interest income	$5,412	5,707	5,684	5,721	5,643	5,521	5,580	5,597	5,563	5,412	22,755
Provision for loan loss	$750	975	900	1,125	1,220	805	1,500	1,100	1,340	750	4,220
NonInterest income	$2,016	2,059	2,372	2,072	1,647	1,825	2,657	1,734	1,598	2,016	8,150
NonInterest expense	$5,249	5,826	5,408	5,292	5,093	5,345	5,350	5,642	4,905	5,249	21,619
Net income/(loss)	$1,088	3,422	1,325	1,090	783	884	1,045	514	721	1,088	6,620
Basic earnings per share	$0.22	0.71	0.27	0.23	0.16	0.19	0.24	0.13	0.18	0.22	1.37
Diluted earnings per share	$0.22	0.71	0.27	0.22	0.16	0.18	0.22	0.12	0.17	0.22	1.36
Average shares outstanding	4,853,136	4,853,645	4,852,761	4,835,510	4,754,892	4,720,159	4,427,370	4,090,432	4,090,432	4,853,136	4,824,514
Average diluted shares outstanding	4,853,136	4,853,645	4,852,761	4,853,035	4,852,759	4,852,759	4,669,965	4,394,419	4,394,419	4,853,136	4,853,015

PERFORMANCE RATIOS
Return on average assets *	0.65%	2.02%	0.80%	0.66%	0.48%	0.53%	0.63%	0.31%	0.43%	0.65%	1.00%
Return on average common equity *	6.92%	23.22%	9.24%	7.92%	5.92%	6.56%	8.17%	4.26%	6.17%	6.92%	11.81%
Net interest margin (fully-tax equivalent) *	3.76%	3.90%	3.80%	3.83%	3.83%	3.72%	3.69%	3.72%	3.66%	3.76%	3.84%
Efficiency ratio	70.67%	75.02%	67.13%	67.91%	69.85%	72.76%	64.95%	76.96%	68.50%	70.67%	69.95%
Full-time equivalent employees	158.00	151.00	158.50	157.00	150.75	150.75	149.25	145.75	150.25	158.00	150.75

CAPITAL
Equity to assets	9.76%	8.86%	8.80%	8.47%	8.19%	8.05%	8.09%	7.44%	7.12%	9.76%	8.86%
Regulatory leverage ratio	11.13%	10.97%	11.09%	10.82%	10.59%	10.55%	10.35%	9.50%	9.20%	11.13%	10.97%
Tier 1 capital ratio	14.74%	13.91%	14.02%	13.66%	13.27%	13.10%	12.73%	11.62%	11.14%	14.74%	13.91%
Total risk-based capital ratio	15.99%	15.16%	15.28%	14.92%	14.53%	14.30%	13.98%	13.11%	12.66%	15.99%	15.16%
Book value per share	$13.06	12.79	11.97	11.54	11.11	11.09	11.15	11.53	11.30	13.06	12.79
Cash dividend per share	$0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

ASSET QUALITY
Net charge-offs	$1,050	1,632	2,852	1,015	1,802	332	2,202	531	789	1,050	7,301
Net charge-offs to average loans *	0.91%	1.38%	2.34%	0.84%	1.49%	0.27%	1.74%	0.41%	0.61%	0.91%	1.51%
Allowance for loan losses	$9,108	9,408	10,065	12,017	11,908	12,489	12,016	12,718	12,150	9,108	9,408
Allowance for loan losses to total loans	1.99%	2.03%	2.14%	2.46%	2.43%	2.56%	2.43%	2.50%	2.32%	1.99%	2.03%
Other real estate owned (OREO)	$2,878	3,129	3,827	3,729	4,741	4,284	3,843	6,477	4,443	2,878	3,129
Non-accrual Loans	$14,375	8,682	9,913	9,663	12,738	12,939	10,768	10,360	13,974	2,878	3,129
90+ Day delinquencies	$902	2,007	1,028	2,123	2,873	2,688	3,175	2,213	3,223	14,375	8,682
Restructured Loans	$1,802	1,805	1,810	1,822	2,120	7,502	1,761	1,862	1,997	1,802	1,805
Total Nonperforming Loans	15,277	12,494	12,751	13,608	17,731	23,129	15,704	14,435	19,194	15,277	12,494
Impaired Securities (Market Value)	314	331	332	386	402	422	437	489	440	314	331
Total Nonperforming Assets	18,469	15,954	16,910	17,723	22,874	27,835	19,984	21,401	24,077	18,469	15,954
NPLs to Total loans	3.34%	2.70%	2.71%	2.78%	3.62%	4.75%	3.17%	2.83%	3.67%	3.34%	2.70%
NPAs (w/o 90+) to Total assets	2.71%	1.99%	2.41%	2.36%	3.01%	3.81%	2.55%	2.91%	3.09%	2.71%	1.99%
NPAs+90 to Total assets	2.84%	2.28%	2.56%	2.68%	3.44%	4.22%	3.03%	3.25%	3.57%	2.84%	2.28%

END OF PERIOD BALANCES
Total assets	$649,343	700,681	659,725	661,015	664,117	659,928	660,141	658,327	674,152	649,343	700,681
Total earning assets	$600,740	606,438	601,841	621,981	621,273	609,196	613,286	611,996	626,197	600,740	606,438
Total loans	$457,260	462,561	470,877	488,694	489,250	486,914	494,818	509,656	523,437	457,260	462,561
Total deposits	$552,191	602,037	565,937	547,896	575,525	576,356	577,094	564,988	559,291	552,191	602,037
Stockholders' equity	$63,374	62,097	58,071	56,015	54,413	53,129	53,382	48,950	48,002	63,374	62,097

AVERAGE BALANCES
Total assets	$671,686	671,384	656,408	660,860	664,564	657,397	658,898	663,825	677,967	671,686	663,304
Total earning assets	$604,979	606,775	616,024	620,723	618,266	607,947	614,742	617,060	629,582	604,979	615,447
Total loans	$462,661	467,932	483,442	486,360	489,999	485,125	503,334	514,962	526,814	462,661	481,933
Total deposits	$572,134	576,898	559,615	558,198	577,654	574,072	561,966	569,759	564,238	572,134	568,091
Stockholders' equity	$63,021	58,468	56,914	55,213	53,662	53,438	50,744	48,404	47,421	63,021	56,064

* annualized for quarterly data